UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

GARRETT MOTION INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16 Rolle, Switzerland	1180
(Address of Principal Executive Offices)	(Zip Code)

+41 21 695 30 00

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC
Series A Cumulative Convertible Preferred Stock, par value $0.001 per share	GTXAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported, on April 30, 2021, Garrett Motion Inc., (the “Company”) filed the Certificate of Designations for the Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of the Company with the Secretary of State of Delaware, as amended and restated by an Amended and Restated Certificate of Designations filed by the Company with the Secretary of State of Delaware on September 30, 2021 (the “Certificate of Designations”).

On December 16, 2021, the Company filed a Second Amended and Restated Certificate of Designations (the “A&R Certificate of Designations”) amending and restating the terms of the Series B Preferred Stock as described in Item 5.03 below, which description is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 16, 2021, the Company filed the A&R Certificate of Designations with the Secretary of State of Delaware. The A&R Certificate of Designations became effective on December 17, 2021. The A&R Certificate of Designations amended and restated the Certificate of Designations to, among other things, (i) accelerate, from March 31, 2022 to December 30, 2021, the date by which the Company must effect the previously-announced partial redemption of outstanding shares of Series B Preferred Stock (the “First Partial Redemption”), such that the Present Value (as defined in the A&R Certificate of Designations) of all of the remaining outstanding shares of Series B Preferred Stock shall be $400,000,000, subject to applicable law, including that the Company has funds legally available to do so, (ii) require the Company, on or before March 31, 2022, to effect a second partial redemption of outstanding shares of Series B Preferred Stock (the “Second Partial Redemption”), such that following the First Partial Redemption and the Second Partial Redemption, the Present Value (as defined in the A&R Certificate of Designations) of all of the remaining outstanding shares of Series B Preferred Stock shall be $207,139,982 (rounded down to the nearest dollar), subject to applicable law, including that the Company has funds legally available to do so, and subject to the Company having increased the size of its revolving credit facility from $300 million to $500 million or the Company’s Board of Directors having determined that the Company otherwise has sufficient liquidity to effect the Second Partial Redemption, and (iii) make certain additional changes to the Certificate of Designations of a conforming and technical nature.

The foregoing description of the A&R Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the A&R Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On December 17, 2021, the Company issued a press release announcing the filing of the A&R Certificate of Designations. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On December 17, 2021, the Company delivered to the holder of shares Series B Preferred Stock a notice of partial redemption to effect the First Partial Redemption on December 28, 2021. As a result, on December 28, 2021, the Company will redeem 345,988,497 shares of Series B Preferred Stock for an aggregate price of $211,390,636.

Forward-Looking Statements.

This Current Report on Form 8-K and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that the Company or the Company’s management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although the Company believes forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2020, the Company’s quarterly report on Form 10-Q for the quarter and nine months ended September 30, 2021, and the Company’s other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by the Company’s forward-looking statements.

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Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Designations of Series B Preferred Stock of Garrett Motion Inc., filed with the Delaware Secretary of State on December 16, 2021.
99.1	Press release, dated December 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2021	Garrett Motion Inc.

	By:	/s/ Jérôme Maironi
	Name:	Jérôme Maironi
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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